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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-235869

PROSPECTUS

NGL Energy Partners LP
NGL Energy Finance Corp.

Offer to Issue
Up to $450,000,000 of
7.5% Senior Notes due 2026

That Have Been Registered Under
the Securities Act of 1933
("new notes")

In Exchange For

Up to $450,000,000 of
7.5% Senior Notes due 2026

That Have Been Not Registered Under
the Securities Act of 1933
("old notes")

Terms of the New Notes:

  •
  The terms of the new notes are identical to the terms of the old notes that were issued in April 2019, except that the new notes will be registered under the Securities Act of 1933, as amended, (the "Securities Act") and therefore freely tradable, and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

  •
  We are offering to issue new notes in exchange for the same principal amount of old notes.

  •
  Interest on the new notes will accrue from the last interest payment date on the old notes at the rate of 7.5% per annum, and will be payable on April 15 and October 15 of each year.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on February 21, 2020, unless extended.

  •
  Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  Your exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes. Please read "Certain U.S. Federal Income Tax Consequences."

        You should carefully consider the risks set forth under "Risk Factors" beginning on page 11 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2020.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our website address is http://www.nglenergypartners.com. We make available on our website, free of charge, the periodic reports that we file with or furnish to the United States Securities and Exchange Commission (the "SEC"), as well as all amendments to these reports, as soon as reasonably practicable after such reports are filed with or furnished to the SEC. The information contained on, or connected to, our website is not incorporated by reference into this prospectus and should not be considered part of this or any other report that we file with or furnish to the SEC. In addition, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information related to issuers that file electronically with the SEC.

        Requests for print copies may be directed to Investor Relations at investorinfo@nglep.com or to Investor Relations, NGL Energy Partners LP, 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136 or made by telephone at (918) 481-1119. All requests for print copies of this prospectus must be made no later than February 14, 2020, or five business days prior to the expiration date of the exchange offer.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed with the SEC on May 30, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 9, 2019, and for the quarter ended September 30, 2019 filed with the SEC on November 8, 2019; and

  •
  our Current Reports on Form 8-K filed with the SEC on April 2, 2019, April 3, 2019, April 9, 2019, May 13, 2019, May 15, 2019, July 2, 2019 (two reports), July 8, 2019, August 21, 2019, August 30, 2019, September 6, 2019, September 30, 2019, October 4, 2019, November 1, 2019, November 18, 2019, November 22, 2019, December 10, 2019, December 26, 2019, January 6, 2020 and January 9, 2020 (in each case, excluding any information furnished and not filed with the SEC).

        All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement, of which this prospectus forms a part, and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the offering hereunder is completed, are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise in each case (excluding any information furnished and not filed with the SEC). Information that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document.

 CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Certain words in this prospectus such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "plan," "project," "will," and similar expressions and statements regarding our plans and objectives for future operations, identify forward-looking statements. Although we and our general partner believe such forward-looking statements are reasonable, neither we nor our general partner can assure they will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected. Among the key risk factors that may affect our consolidated financial position and results of operations are:

  •
  the prices of crude oil, natural gas liquids, gasoline, diesel, ethanol, and biodiesel;

  •
  energy prices generally;

  •
  the general level of crude oil, natural gas, and natural gas liquids production;

  •
  the general level of demand, and the availability of supply, for crude oil, natural gas liquids, gasoline, diesel, ethanol, and biodiesel;

  •
  the level of crude oil and natural gas drilling and production in areas where we have water treatment and disposal facilities;

  •
  the price of gasoline relative to the price of corn, which affects the price of ethanol;

  •
  the ability to obtain adequate supplies of products if an interruption in supply or transportation occurs and the availability of capacity to transport products to market areas;

  •
  actions taken by foreign oil and gas producing nations;

  •
  the political and economic stability of foreign oil and gas producing nations;

  •
  the effect of weather conditions on supply and demand for crude oil, natural gas liquids, gasoline, diesel, ethanol, and biodiesel;

  •
  the effect of natural disasters, lightning strikes, or other significant weather events;

  •
  the availability of local, intrastate, and interstate transportation infrastructure with respect to our truck, railcar, and barge transportation services;

  •
  the availability, price, and marketing of competing fuels;

  •
  the effect of energy conservation efforts on product demand;

  •
  energy efficiencies and technological trends;

  •
  changes in applicable laws and regulations, including tax, environmental, transportation, and employment regulations, or new interpretations by regulatory agencies concerning such laws and regulations and the effect of such laws and regulations (now existing or in the future) on our business operations;

  •
  the effect of legislative and regulatory actions on hydraulic fracturing, wastewater disposal, and the treatment of flowback and produced water;

  •
  hazards or operating risks related to transporting and distributing petroleum products that may not be fully covered by insurance;

  •
  the maturity of the crude oil, natural gas liquids and refined products industries and competition from other marketers;

  •
  loss of key personnel;

  •
  the ability to renew contracts with key customers;

  •
  the ability to maintain or increase the margins we realize for our terminal, barging, trucking, wastewater disposal, recycling, and discharge services;

  •
  the ability to renew leases for our leased equipment and storage facilities;

  •
  the nonpayment or nonperformance by our counterparties;

  •
  the availability and cost of capital and our ability to access certain capital sources;

  •
  a deterioration of the credit and capital markets;

  •
  the ability to successfully identify and complete accretive acquisitions, and integrate acquired assets and businesses;

  •
  changes in the volume of hydrocarbons recovered during the wastewater treatment process;

  •
  changes in the financial condition and results of operations of entities in which we own noncontrolling equity interests;

  •
  the costs and effects of legal and administrative proceedings;

  •
  any reduction or the elimination of the federal Renewable Fuel Standard;

  •
  changes in the jurisdictional characteristics of, or the applicable regulatory policies with respect to, our pipeline assets; and

  •
  other risks and uncertainties, including those described under "Risk Factors."

        All readers are cautioned that the forward-looking statements contained in this prospectus are not guarantees of future performance, and our expectations may not be realized or the forward-looking events and circumstances may not occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. You should not put undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this prospectus. Except as may be required by state and federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events, or otherwise. When considering forward-looking statements, please review the risks discussed under Part I, Item 1A—"Risk Factors" in our Annual Report or Form 10-K for the fiscal year ended March 31, 2019 and under Part II, Item 1A—"Risk Factors" in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019 and September 30, 2019.

PROSPECTUS SUMMARY

        This summary highlights information included in this prospectus. It does not contain all of the information that may be important to you. You should read carefully this entire prospectus for a more complete understanding of our business and the terms of this offering, as well as the tax and other considerations that are important to you in making your investment decision.

        Unless the context otherwise requires, references to "NGL Energy Partners," "NGL," "we," "us," "our" and similar terms, as well as references to the "Partnership," are to NGL Energy Partners LP and all of its subsidiaries. Our "general partner" refers to NGL Energy Holdings LLC. We refer to the new notes and the old notes collectively as the "notes."

 NGL Energy Partners LP

        NGL Energy Partners LP is a Delaware limited partnership. At September 30, 2019, our operations included included the following segments:

  •
  Our Crude Oil Logistics segment purchases crude oil from producers and marketers and transports it to refineries or for resale at pipeline injection stations, storage terminals, barge loading facilities, rail facilities, refineries, and other trade hubs, and provides storage, terminaling, trucking, marine and pipeline transportation services through its owned assets.

  •
  Our Water Solutions segment provides services for the treatment and disposal of wastewater generated from crude oil and natural gas production and for the disposal of solids such as tank bottoms, drilling fluids and drilling muds and performs truck and frac tank washouts. In addition, our Water Solutions segment sells the recovered hydrocarbons that result from performing these services and sells freshwater to producers for exploration and production activities.

  •
  Our Liquids segment supplies natural gas liquids to retailers, wholesalers, refiners, and petrochemical plants throughout the United States and in Canada using its leased underground storage and fleet of leased railcars, markets regionally through its 27 owned terminals throughout the United States, and provides terminaling and storage services at its salt dome storage facility joint venture in Utah.

  •
  Our Refined Products and Renewables segment conducts gasoline, diesel, ethanol, and biodiesel marketing operations, purchases refined petroleum and renewable products primarily in the Gulf Coast, Southeast and Midwest regions of the United States and schedules them for delivery at various locations throughout the country. In addition, in certain storage locations, our Refined Products and Renewables segment may also purchase unfinished gasoline blending components for subsequent blending into finished gasoline to supply our marketing business as well as third parties.

Principal Executive Offices

        Our principal executive offices are located at 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136. Our telephone number is (918) 481-1119.

 Primary Service Areas

        The following map shows the primary service areas of our businesses as of January 9, 2020:

 Organizational Chart

        The following chart provides a summarized view of our legal entity structure at January 9, 2020:

(1)
The notes are guaranteed by all of our existing and will be guaranteed by our future restricted subsidiaries (other than NGL Energy Finance Corp.) that are obligors under certain of our indebtedness, including our Credit Facility, Term Loan Agreement and the Existing Senior Notes (each as defined below). See "Description of Notes—Note Guarantees" and "—Additional Note Guarantees."

(2)
Includes (i) NGL Crude Logistics, LLC, which includes the operations of our Crude Oil Logistics business, (ii) NGL Water Solutions, LLC, which includes the operations of our Water Solutions business, (iii) NGL Liquids, LLC, which includes the operations of our Liquids business and (iv) TransMontaigne, LLC and TransMontaigne Services LLC, which includes the renewables portion of our Refined Products and Renewables business.

 The Exchange Offer

        On April 9, 2019, we completed a private offering of the old notes. We entered into a registration rights agreement with the initial purchasers in the private offering pursuant to which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to cause the registration statement of which his prospectus forms a part to be declared effective by the SEC on or before April 9, 2020.

Old Notes	$450 million aggregate principal amount of 7.5% Senior Notes due 2026, issued pursuant to Rule 144A and Regulation S promulgated under the Securities Act. Transfer restrictions apply to the old notes.
New Notes

Up to $450 million aggregate principal amount of 7.5% Senior Notes due 2026. The terms of the new notes are identical to the terms of the old notes, except that the new notes will be registered under the Securities Act, and will not have restrictions on transfer, registration rights or provisions for additional interest.

Except as provided below, we believe that the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that:

• the new notes are being acquired in the ordinary course of business,

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the new notes issued to you in the exchange offer,

• you are not our affiliate, and
• you are not a broker-dealer tendering old notes acquired directly from us for your account.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any new notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Exchange Offer

We are offering to issue freely tradable new notes in exchange for the same principal amount of old notes. The old notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue new notes in exchange for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration date of the exchange offer.

The new notes will evidence the same debt as the old notes and will be issued under and entitled to the benefits of the same indenture that governs the old notes. Because we have registered the offers and sales of the new notes, the new notes will not be subject to transfer restrictions, and holders of old notes that have tendered and had their outstanding notes accepted in the exchange offer will have no further registration rights.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on February 21, 2020, unless we decide to extend it.
Conditions to the Exchange Offer

The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read the section in this prospectus entitled "Exchange Offer—Conditions to the Exchange Offer" for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes

To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. These procedures for using DTC's Automated Tender Offer Program, or ATOP, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through ATOP, and (ii) DTC confirms that:

• DTC has received your instructions to exchange your notes; and
• you agree to be bound by the terms of the letter of transmittal.
By transmitting an agent's message, you will represent to us that, among other things:
• the new notes you receive will be acquired in the ordinary course of your business;
• you are not participating, and you have no arrangement with any person or entity to participate, in the distribution of the new notes;

•

you are not our "affiliate," as defined in Rule 405 under the Securities Act, or a broker-dealer tendering old notes acquired directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

• if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the new notes.

For more information on tendering your old notes, please refer to the sections in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer," "—Procedures for Tendering," and "Description of Notes—Book-Entry, Delivery and Form."

Guaranteed Delivery Procedures	None.
Withdrawal of Tenders

You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer, as may be extended at our option. Please refer to the section in this prospectus entitled "Exchange Offer—Withdrawal of Tenders."

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date, as may be extended at our option. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer."

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Fees and Expenses."
Use of Proceeds

The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement entered into in connection with the initial issuance of the old notes.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations

The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read the section in this prospectus entitled "Certain U.S. Federal Income Tax Consequences."

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Global Corporate Trust Services, Attn: Specialized Finance, 111 Fillmore Ave. East, EP-MN-WS-2N, St. Paul, MN 55107. Eligible institutions may make requests by calling (800) 934-6802.

 Terms of the New Notes

        The new notes will be identical to the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled "Description of Notes."

Issuers	NGL Energy Partners LP, a Delaware limited partnership, and NGL Energy Finance Corp., a Delaware corporation.

NGL Energy Finance Corp. is our wholly owned direct subsidiary that was incorporated in Delaware for the purpose of serving as a co-issuer of debt securities issued by NGL Energy Partners LP. NGL Energy Finance Corp. has no material assets and does not conduct any operations. You should not expect NGL Energy Finance Corp. to participate in servicing the interest and principal obligations on the new notes.

Notes Offered	$450,000,000 aggregate principal amount of 7.5% Senior Notes due 2026.
Maturity Date	April 15, 2026.
Interest

Interest on the new notes will accrue at a rate per annum equal to 7.5% per annum (calculated using a 360-day year). Interest will accrue from either the date of original issuance of the old notes or, if interest has already been paid on the old notes, from the date it was most recently paid.

Interest Payment Dates	Interest on the new notes is payable on April 15 and October 15 of each year.
Guarantees

The new notes will be fully and unconditionally guaranteed on a senior basis by our existing and future restricted subsidiaries (other than NGL Energy Finance Corp.) that are obligors under certain of our indebtedness, including our revolving credit facility (the "Credit Facility"), our term credit agreement (the "Term Loan Agreement") and the Issuers' 7.5% Senior Notes due 2023 and 6.125% Senior Notes due 2025 (collectively, the "Existing Senior Notes").

Ranking	Like the old notes, the new notes will be the unsecured senior obligations of each of the Issuers. Accordingly, they will rank:
• pari passu in right of payment with all existing and future unsubordinated indebtedness of each of the Issuers, including the Existing Senior Notes;
• senior in right of payment to any future subordinated indebtedness of each of the Issuers;

• structurally subordinated to all obligations of any of our subsidiaries; and

•

effectively junior in right of payment to all existing and future secured indebtedness of each of the Issuers, including indebtedness under our Credit Facility and Term Loan Agreement, which are each secured by substantially all of the assets of NGL Energy, to the extent of the value of the assets of the Issuers constituting collateral securing such indebtedness.

See "Risk Factors—Risks Related to the Notes—The notes and the guarantees are unsecured and effectively subordinated to our and our subsidiary guarantors' existing and future secured indebtedness."
The guarantees will rank:
• pari passu in right of payment with all existing and future unsubordinated indebtedness of each guarantor;
• senior in right of payment to any future subordinated indebtedness of each guarantor; and

•

effectively junior in right of payment to all existing and future secured indebtedness of each guarantor, including indebtedness under the Credit Facility and Term Loan Agreement, to the extent of the value of the assets of each guarantor constituting collateral securing such indebtedness.

Optional Redemption

Beginning on April 15, 2022, we may redeem some or all of the new notes at the redemption prices listed under "Description of Notes—Optional Redemption" plus accrued and unpaid interest, if any, on the new notes to the date of redemption.

At any time prior to April 15, 2022, we may, at our option, redeem up to 35% of the new notes with a cash amount equal to the net cash proceeds of certain equity offerings at a redemption price equal to 107.5% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the redemption date. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the new notes issued on the initial issue date remains outstanding and the redemption occurs within 180 days of the closing of the equity offering. Please see "Description of Notes—Optional Redemption."

We may, from time to time prior to April 15, 2022, redeem all or a part of the new notes, at a redemption price equal to 100% of the aggregate principal amount of the notes redeemed, plus a "make-whole" premium and accrued and unpaid interest, if any, to the redemption date.

Change of Control

If we experience certain kinds of changes of control followed by a rating decline, we must give holders of the new notes the opportunity to sell us their new notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

Certain Covenants	The indenture that will govern the new notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to, under certain circumstances:
• pay distributions on, purchase or redeem our common equity or purchase or redeem our subordinated debt;
• incur or guarantee additional indebtedness or issue preferred units;
• create or incur certain liens;
• enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;
• consolidate, merge or transfer all or substantially all of our assets; and
• engage in transactions with affiliates.

These covenants are subject to important exceptions and qualifications as described in this prospectus under the caption "Description of Notes—Covenants." Certain of our subsidiaries will be designated as "unrestricted subsidiaries" and will therefore not be subject to the covenants in the indenture. In addition, certain of the covenants listed above will terminate before the new notes mature if any two of the three specified rating agencies assign the new notes an investment grade rating in the future and no events of default exist under the indenture. Any covenants that cease to apply to us as a result of achieving investment grade ratings will not be restored, even if the credit ratings assigned to the new notes later fall below investment grade.

Absence of Established Market for the New Notes

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. We do not intend to apply for a listing of the new notes on any securities exchange or for the inclusion of the new notes on any automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes.

RISK FACTORS

        This offering involves a high degree of risk. Before deciding to invest in the notes, you should consider carefully the risks and uncertainties described below with all of the other information included or incorporated by reference in this prospectus, including the risk factors contained in the sections titled "Risk Factors" included in our Annual Report on Form 10-K for the year ended March 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019 and September 30, 2019. While these are the risks and uncertainties, we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of these risks actually occur, our business, financial condition or results of operations could be materially adversely affected and our ability to meet our obligations under the new notes could be materially adversely affected.

Risks Related to Investing in the New Notes

Our leverage and debt service obligations may adversely affect our financial condition, results of operations and business prospects and our ability to make payments on the notes.

        Our level of indebtedness could affect our operations in several ways, including the following:

  •
  requiring us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities and limiting our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

  •
  increasing our vulnerability to economic downturns and adverse developments in our business;

  •
  limiting our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

  •
  placing restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

  •
  placing us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness; and

  •
  making it more difficult for us to satisfy our obligations under the notes or other debt and increasing the risk that we may default on our debt obligations.

        Our leverage could have important consequences to investors in the notes. We will require substantial cash flow to meet our principal and interest obligations with respect to the notes and our other indebtedness. Our ability to make scheduled payments, to refinance our obligations with respect to our indebtedness or our ability to obtain additional financing in the future will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors. We believe that we will have sufficient cash flow from operations and available borrowings under our Credit Facility to service our indebtedness. However, a significant downturn in our business or other development adversely affecting our cash flow could materially impair our ability to service our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to refinance all or a portion of our debt or sell assets. We cannot assure you that we would be able to refinance our existing indebtedness or sell assets on terms that are commercially reasonable.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

        We are a holding company, and our operating subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than our interest in our operating subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our operating subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, applicable state partnership laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the notes, or to repurchase the notes upon the occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the notes or a sale of assets. We may not be able to refinance the notes or sell assets on acceptable terms, or at all.

Despite our current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

        We may be able to incur substantial additional indebtedness in the future, subject to certain limitations, including under our Credit Facility, the indentures governing the Existing Senior Notes and the indenture that governs the notes. If new debt is added to our current debt levels, the related risks that we now face could increase. Our level of indebtedness could, for instance, prevent us from engaging in transactions that might otherwise be beneficial to us or from making desirable capital expenditures. This could put us at a competitive disadvantage relative to other less leveraged competitors that have more cash flow to devote to their operations. In addition, the incurrence of additional indebtedness could make it more difficult to satisfy our existing financial obligations, including those relating to the notes.

The notes and the guarantees are unsecured and effectively subordinated to our and our subsidiary guarantors' existing and future secured indebtedness.

        The notes and the guarantees are general unsecured senior obligations ranking effectively junior in right of payment to all existing and future secured debt of ours and that of any subsidiary guarantor, including obligations under our Credit Facility and Term Loan Agreement, to the extent of the value of the collateral securing the debt. If we or any subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or of such subsidiary guarantor will be entitled to be paid in full from our assets or the assets of such subsidiary guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

The notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

        The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those non-guarantor subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those non-guarantor subsidiaries' assets, are effectively subordinated to the claims of those non-guarantor subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those non-guarantor subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our Credit Facility and Term Loan Agreement each bear interest at variable rates and expose us to interest rate risk. If interest rates increase and we are unable to effectively hedge our interest rate risk, our debt service obligations on the variable rate indebtedness would increase even if the amount borrowed remained the same, and our cash available for servicing our indebtedness would decrease. A 0.125% change in interest rates on the $1.1 billion of debt outstanding under our Credit Facility as of September 30, 2019 would result in an increase or decrease of our annual interest expense of $1.4 million, based on borrowings outstanding at September 30, 2019. A 0.125% change in interest rates on the $250.0 million of debt outstanding under our Term Loan Agreement as of September 30, 2019 would result in an increase or decrease of our annual interest expense of $0.3 million, based on borrowings outstanding at September 30, 2019.

We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indenture.

        Upon the occurrence of specific kinds of change of control events, the indenture governing the notes requires us to make an offer to repurchase all such notes at 101% of the principal amount thereof, plus any accrued and unpaid interest (and liquidated damages, if any) to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to fund the required repurchase of the notes. In addition, restrictions under our Credit Facility or Term Loan Agreement may not allow us to make such a repurchase upon a change of control. If we could not refinance our Credit Agreement or Term Loan Agreement or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the notes, which would constitute an event of default under the indenture. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. Because the definitions of change of control under our Credit Facility and Term Loan Agreement differ from that under the indenture, there may be a change of control and resulting default under our Credit Agreement or Term Loan Agreement at a time when no change of control has occurred under that indenture. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

        The definition of change of control in the indenture that governs the notes includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Partnership and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Partnership and its subsidiaries taken as a whole to another person or group may be uncertain.

Holders of notes do not have the right to require us to repurchase notes following certain kinds of change of control events unless the change of control event is followed by a rating decline.

        Holders of notes do not have the right to require us to repurchase notes following certain kinds of change of control events unless the change of control event is followed by a rating decline. Moreover, because the change of control offer provisions of our existing senior notes do not include a requirement that the change of control event be followed by a rating decline in order to be triggered, we may be obligated to offer to purchase our existing senior notes following a change of control event that is not followed by a rating decline, even though holders of notes would not have such right.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

        Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor, if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

If an active trading market does not develop for the notes, you may not be able to resell them.

        Prior to this offering, there was no trading market for the notes, and we cannot assure you that an active trading market will develop. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, our ability to consummate the exchange offer, prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply to list the notes on any securities exchange or for the inclusion of the notes on any automated dealer quotation system.

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by any two of S&P, Moody's and Fitch and no default has occurred and is continuing.

        Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by any two of S&P Global, Moody's Investor Service and Fitch Ratings, Inc.; provided that at such time no default has occurred and is continuing. The covenants will restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See "Description of Notes—Certain Covenants—Covenant Termination."

Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes. If the Internal Revenue Service (the "IRS") were to treat us as a corporation for federal income tax purposes, or otherwise subject us to entity-level taxation, it would reduce the amount of cash available for payment on the notes.

        A publicly traded partnership such as us may be treated as a corporation for U.S. federal income tax purposes unless it satisfies a "qualifying income" requirement. Based on our current operations and current Treasury Regulations, we believe that we satisfy the qualifying income requirement and will be treated as a partnership. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to entity-level taxation.

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, from time to time, members of Congress consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. For example, one such recently introduced legislative proposal, which is similar to legislation that was commonly proposed during the Obama Administration, would, if enacted, among other things, repeal the qualifying income exception upon which we rely for our status as a partnership for U.S. federal income tax purposes. In addition, the Treasury Department has issued, and in the future may issue, regulations interpreting those laws that affect publicly traded partnerships.

        Any modification to the U.S. federal income tax laws may be applied retroactively and could make it more difficult or impossible for us to meet the exception for certain publicly traded partnerships to be treated as partnerships for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will ultimately be enacted. If we were treated as a corporation for U.S. federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 21%, and would likely pay state income tax at varying rates. Treatment of us as a corporation would result in a material reduction in our anticipated cash flow, which could materially and adversely affect our ability to make payments on the notes and our other debt obligations and could cause a reduction in the value of the notes.

If the IRS makes audit adjustments to our income tax returns beginning after 2017, it may collect any resulting taxes (including any applicable penalties and interest) directly from us, in which case our cash available for payment on the notes could be substantially reduced.

        Pursuant to the Bipartisan Budget Act of 2015, if the IRS makes audit adjustments to our income tax returns for tax years beginning after 2017, it may collect any resulting taxes (including any applicable penalties and interest) directly from us. We will generally have the ability to shift any such tax liability to our general partner and our unitholders in accordance with their interests in us during the year under audit, but there can be no assurance that we will be able to do so under all circumstances. If we are required to make payments of taxes, penalties and interest resulting from audit adjustments, our cash available for payment on the notes could be substantially reduced. Please also read the risks described above under the risk factor "We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indenture."

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We sold the old notes on April 9, 2019 pursuant to the purchase agreement, dated as of April 4, 2019, by and among us, our subsidiary guarantors and RBC Capital Markets, LLC and Mizuho Securities USA LLC, as representatives of the initial purchasers named therein. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

        We sold the old notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the old notes are subject to transfer restrictions. In general, you may not offer or sell the old notes unless either they are registered under the Securities Act or the offer or sale is exempt from, or not subject to, registration under the Securities Act and applicable state securities laws.

        In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes. In that agreement, we agreed to use our commercially reasonable efforts to file an exchange offer registration statement after the closing date following the offering of the old notes. Now, to satisfy our obligations under the registration rights agreement, we are offering holders of the old notes who are able to make certain representations described below the opportunity to exchange their old notes for the new notes in the exchange offer. The exchange offer will be open for a period of at least 20 business days. During the exchange offer period, we will exchange the new notes for all old notes properly surrendered and not withdrawn before the expiration date. The new notes will be registered under the Securities Act, and the transfer restrictions, registration rights and provisions for additional interest relating to the old notes will not apply to the new notes.

        For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from us or one of our affiliates.

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

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  will not be able to rely on the interpretation of the staff of the SEC,

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  will not be able to tender its old notes in the exchange offer, and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under "—Procedures for Tendering—Your Representations to Us."

        We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

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  the exchange offer is not permitted by applicable law or SEC policy;

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  for any reason the exchange offer is not consummated within 30 business days after the Effectiveness Target Date (as defined below); or

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  prior to the 20th business day following the consummation of this offering, any holder notifies us that:

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  the holder is prohibited by applicable law or SEC policy from participating in the exchange offer;

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  the holder may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer is not appropriate or available for such resales by such purchaser; or

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  the holder is a broker-dealer and holds old notes acquired directly from us or one of our affiliates that are not freely tradeable, and such holder cannot participate in the exchange offer.

        We have agreed to use commercially reasonable efforts to file the shelf registration with the SEC on or before the 30 days after the occurrence of the events described in the first three bullets above, which date we refer to as the "shelf filing deadline," and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective on or before 90 days after the shelf filing deadline. We have also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective from the date on which the shelf registration statement is declared effective by the SEC until the earlier of the first anniversary of the effective date of such shelf registration statement and such time as all notes covered by the shelf registration statement have been sold or are freely tradeable. We refer to this period as the "shelf effectiveness period."

        If:

  (1)
  the Issuers and the subsidiary guarantors become obligated under the registration rights agreement to file a shelf registration statement and fail to do so on or before the shelf filing deadline;

  (2)
  any registration statement required by the registration rights agreement is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

  (3)
  the Issuers and the subsidiary guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

  (4)
  the shelf registration statement or the exchange offer registration statement is declared effective by the SEC but thereafter ceases to be effective or usable for its intended purpose (with such event referred to in clauses (1) through (4) above, a "Registration Default");

then the Issuers and the subsidiary guarantors will pay liquidated damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one quarter of one percent (0.25%) per annum on the principal amount of notes held by such holder. The amount of the liquidated damages will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of one-half of one percent (0.50%) per annum. All accrued liquidated damages will be paid by the Issuers (or the subsidiary guarantors, if applicable) in the manner provided for with respect to the payment of interest in the Indenture as more fully set forth in the Indenture and the notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

        Holders of the old notes will be required to make certain representations to us (as described below under "—Procedures for Tendering") in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

        If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

        This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement that includes this prospectus.

        Except as set forth above, after consummation of the exchange offer, holders of old notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreement. See "—Consequences of Failure to Exchange."

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date, as may be extended at our option. We will issue new notes in a principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

        As of the date of this prospectus, $450.0 million in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on February 21, 2020, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension by a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        Any such notice relating to the extension of the exchange offer will disclose the number of securities tendered as of the date of the notice, as required by Rule 14e-1(d) under the Exchange Act.

        We expressly reserve the right at our sole discretion:

  •
  to delay accepting the old notes, provided that any such delay is done in a manner consistent with Rule 14e-1(c) of the Exchange Act;

  •
  to extend the exchange offer;

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  to terminate the exchange offer and not accept old notes not previously accepted if any of the conditions listed under "—Conditions to the Exchange Offer" are not satisfied or waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

  •
  to amend the terms of the exchange offer in any manner.

        Following the commencement of the exchange offer, we currently anticipate that we would only delay accepting old notes tendered in the exchange offer due to an extension of the expiration date.

        We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the exchange agent.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

        If we delay accepting any old notes or terminate the exchange offer, we will promptly return any old notes deposited pursuant to the exchange offer as required by Rule 14e-1(c).

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the issuance of the new notes under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Procedures for Tendering

        In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in "Prospectus Summary—The Exchange Offer—Exchange Agent."

        All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the Automated Tender Offer Program, or ATOP, instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offer

        We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange.

When We Will Issue New Notes

        In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  a book-entry confirmation of such old notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

Return of Old Notes Not Accepted or Exchanged

        If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

        By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act;

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes; and

  •
  if you are a broker-dealer that participates in the exchange offer with respect to old notes acquired for your own account as a result of market-making activities or other trading activities, you have not entered into any arrangement or understanding with us or any of our "affiliates" to distribute the new notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date, as may be extended at our option. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under "—Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, as may be extended at our option.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by electronic mail; however, we may make additional solicitation by facsimile, telephone, mail or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  all registration and filing fees and expenses;

  •
  all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

  •
  accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange new notes for your old notes under the exchange offer you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Definitions." In this description, the words "NGL Energy," "us," "our" and "we" refer only to NGL Energy Partners LP and not to any of its Subsidiaries, and the words "Finance Corp." refer solely to NGL Energy Finance Corp. The term "Issuers" refers to NGL Energy and Finance Corp., collectively.

        The Issuers will issue the new notes under an indenture dated as of the Issue Date (the "indenture"), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the "trustee"), in exchange for the old notes issued under the indenture in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the new notes.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture and all references to "holders" in this description are to registered holders of notes.

Brief Description of the Notes and the Note Guarantees

The Notes

        The new notes will:

  •
  be general unsecured obligations of each of the Issuers;

  •
  be non-recourse to our general partner;

  •
  rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of each of the Issuers, including the Existing Senior Notes;

  •
  rank senior in right of payment to any future subordinated Indebtedness of each of the Issuers;

  •
  be structurally subordinated to all obligations of any of our Subsidiaries;

  •
  be unconditionally guaranteed by the Guarantors on a senior unsecured basis; and

  •
  rank effectively junior in right of payment to all existing and future secured Indebtedness of each of the Issuers, including indebtedness under the Credit Agreement and Term Loan Agreement, each of which is secured by substantially all of the assets of NGL Energy and the Guarantors, to the extent of the assets of the Issuers constituting collateral securing such Indebtedness. See "Risk Factors—Risks Related to the Notes—The notes and the guarantees will be unsecured and effectively subordinated to our and our subsidiary guarantors' existing and future secured indebtedness." and "Risk Factors—Risks Related to the Notes—The notes and the guarantees will be structurally subordinated to all indebtedness of our non-guarantor subsidiaries."

The Note Guarantees

        Initially, the notes will be guaranteed by each Restricted Subsidiary (other than Finance Corp.) that is a Domestic Subsidiary and an obligor under the Credit Agreement. In the future, other

Restricted Subsidiaries will be required to guarantee the notes under the circumstances described below under "—Covenants—Additional Note Guarantees." Each guarantee of the notes will:

  •
  be a general unsecured obligation of the applicable Guarantor;

  •
  rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of such Guarantor, including the guarantees of the Existing Senior Notes;

  •
  rank senior in right of payment to any future subordinated Indebtedness of such Guarantor; and

  •
  rank effectively junior in right of payment to all existing and future secured Indebtedness of such Guarantor, including indebtedness under the Credit Agreement and Term Loan Agreement, to the extent of the assets of such Guarantor constituting collateral securing such Indebtedness.

        As of the Issue Date, all of our Restricted Subsidiaries guarantee the notes, other than GSR Northeast Terminals LLC, Indigo Injection #3-1, LLC, Matagorda Bay Costa Azul Terminal, LLC, NGL Energy Services, LLC, NGL Gateway Terminals, Inc., NGL South Ranch Holdings, LLC and NGL Water Solutions New Mexico, LLC. As of the Issue Date, none of these Subsidiaries guarantees (or is otherwise liable for) any Obligations under any Credit Facility, including the Credit Agreement, or the Existing Senior Notes.

        As of the Issue Date, all of our Subsidiaries, other than Sawtooth Caverns, LLC and NGL Supply Terminal Solution Mining, LLC, are "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our other Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. In the event of a bankruptcy, liquidation or reorganization of any Unrestricted Subsidiary, such Unrestricted Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to NGL Energy.

Principal, Maturity and Interest

        The Issuers will issue up to $450.0 million in aggregate principal amount of new notes in this exchange offer. The Issuers may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 15, 2026.

        Interest on the outstanding notes will accrue at the rate of 7.5% per annum and will be payable semiannually in arrears on April 15 and October 15 of each year. The Issuers will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

        Interest on the new notes will accrue from the date of original issuance of the old notes or, if interest has already been paid on the old notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no Liquidated Damages will accrue as a result of such delayed payment.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to NGL Energy, NGL Energy will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions to an account in the United States of America. All other payments on the notes will be made at the office or agency of the paying agent and registrar in New York, New York, unless we elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and NGL Energy or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

Note Guarantees

        Initially, all of the notes will be guaranteed on a senior unsecured basis by each of NGL Energy's current Restricted Subsidiaries (except Finance Corp.) that is a Domestic Subsidiary and an obligor under the Credit Agreement or the Existing Senior Notes. In the future, Restricted Subsidiaries will be required to guarantee the notes under the circumstances described under "—Covenants—Additional Note Guarantees." These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Note Guarantees from being voided in bankruptcy. See "Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors."

        A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (regardless of whether such Guarantor is the surviving Person), another Person, other than NGL Energy or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  (i) such Guarantor is the surviving Person of such consolidation or merger or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under the indenture (including its Note Guarantee) pursuant to a supplemental indenture satisfactory to the trustee; or

    (b)
    such transaction or series of transactions does not violate the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales."

        The Note Guarantee of a Guarantor will be released automatically:

  (1)
  in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) NGL Energy or a Restricted Subsidiary of NGL Energy, if the sale or other disposition does not violate the "Asset Sales" provisions of the indenture described below under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  in connection with any sale or other disposition of the Capital Stock of that Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) NGL Energy or a Restricted Subsidiary, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture described below under the caption "—Repurchase at the Option of Holders—Asset Sales" and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

  (3)
  if NGL Energy designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge";

  (5)
  upon the liquidation or dissolution of such Guarantor, provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing;

  (6)
  upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to NGL Energy or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist; or

  (7)
  at such time as such Guarantor is no longer required to be a Guarantor pursuant to the provisions of the covenant described under the caption "—Covenants—Additional Note Guarantees."

Optional Redemption

        Except as described below in this section or in the next-to-last paragraph of "—Repurchase at the Option of Holders—Change of Control," the notes are not redeemable at our option until April 15, 2022. On and after April 15, 2022, NGL Energy may redeem all or a part of the notes, from time to time, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest, if any, on the notes redeemed to but excluding, the applicable redemption date (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2022	103.750%
2023	101.875%
2024 and thereafter	100.000%

        At any time or from time to time prior to April 15, 2022, NGL Energy may also redeem all or part of the notes, at a redemption price equal to the Make-Whole Price, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        "Make-Whole Price" with respect to any notes to be redeemed, means an amount equal to the greater of:

  (1)
  100% of the principal amount of such notes; and

  (2)
  the sum of the present values of (a) the redemption price of such notes at April 15, 2022 (as set forth above) and (b) the remaining scheduled payments of interest from the redemption date to April 15, 2022 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such notes, if any, to the redemption date.

        "Comparable Treasury Issue" means, with respect to notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to April 15, 2022, that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity; provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if NGL Energy obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means RBC Capital Markets, LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC or one of their respective successors, or, if such firms or their respective successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by NGL Energy.

        "Primary Treasury Dealer" means a U.S. government securities dealer in the City of New York.

        "Reference Treasury Dealer" means each of RBC Capital Markets, LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC (or their respective affiliates that are Primary Treasury Dealers) and two additional Primary Treasury Dealers selected by NGL Energy, and their respective successors; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a Primary Treasury Dealer, NGL Energy shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by NGL Energy, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to NGL Energy by such Reference Treasury Dealer at 5:00 p.m., New York City time, no later than the fourth Business Day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, (1) the yield, representing the average of the daily rates for the immediately preceding week, appearing in the most recently published statistical release designated "H.15" or any successor publication or data that is published or made available weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such rates, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by NGL Energy no later than the fourth Business Day preceding the redemption date.

        The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. NGL Energy will notify the trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the trustee shall not be responsible for such calculation.

        Prior to April 15, 2022, NGL Energy may on any one or more occasions redeem up to 35% of the principal amount of the notes with an amount of cash not greater than the amount of the net cash proceeds from one or more Equity Offerings at a redemption price equal to 107.5% of the principal amount thereof, plus accrued and unpaid interest, if any, on the notes redeemed to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

  (1)
  at least 65% of the aggregate principal amount of the notes issued on the Issue Date (excluding notes held by NGL Energy and its Subsidiaries) remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 180 days after the closing of such Equity Offering.

        Unless NGL Energy defaults in the payment of the redemption price, interest, if any, will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes in global form, the trustee will select notes for redemption based on the method of The Depository Trust Company ("DTC") that most nearly approximates a pro rata selection), unless otherwise required by law or applicable stock exchange requirements.

        No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be mailed by first class mail (or, in the case of notes in global form, pursuant to the applicable procedures of DTC) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption, unless NGL Energy defaults in making the redemption payment. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds of an Equity Offering, be given prior to and conditioned on the completion of the related Equity Offering. In our discretion, any redemption date for any redemption that is subject to one or more conditions precedent may be delayed until such time as any or all such conditions precedent are satisfied.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

        We may at any time and from time to time purchase notes in the open market or otherwise. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right, except as provided below, to require NGL Energy to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to an offer ("Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, NGL Energy will offer to make a cash payment (a "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to the date of purchase (the "Change of Control Purchase Date"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, NGL Energy will send a notice to each holder of notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase properly tendered notes on the Change of Control Purchase Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. NGL Energy will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes of any series as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, NGL Energy will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        Promptly following the expiration of the Change of Control Offer, NGL Energy will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, NGL Energy will, on the Change of Control Purchase Date:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by NGL Energy.

        The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Purchase Date, unless NGL Energy defaults in making the Change of Control Payment. NGL Energy will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        The provisions described above that require NGL Energy to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable, except as described in the following paragraph. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        NGL Energy will not be required to make a Change of Control Offer upon a Change of Control, if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by NGL Energy and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption "—Selection and Notice," unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, NGL Energy has made an offer to purchase (an "Alternate Offer") any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

        In the event that holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer or Alternate Offer and NGL Energy (or any third party making such Change of Control Offer in lieu of NGL Energy as described above) purchases all of the notes held by such holders, NGL Energy will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of NGL Energy and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of NGL Energy and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        NGL Energy will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  NGL Energy or any of its Restricted Subsidiaries receives consideration (including by way of relief from, or any Person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by NGL Energy or such Restricted Subsidiaries (considered together on a cumulative basis, with all consideration received by NGL Energy or any of its Restricted Subsidiaries in respect of other Asset Sales consummated since the Measuring Date) is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on NGL Energy's most recent consolidated balance sheet, of NGL Energy or any Restricted Subsidiary (other than contingent liabilities and Subordinated Debt) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement (or other legal documentation with the same effect) that releases NGL Energy or such Restricted Subsidiary from or indemnifies NGL Energy or such Restricted Subsidiary against further liability;

  (b)
  any securities, notes or other obligations received by NGL Energy or any such Restricted Subsidiary from such transferee that are, within 90 days after the Asset Sale, converted by NGL Energy or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

  (c)
  any Additional Assets of the kind referred to in clause (2) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale or, if NGL Energy has entered into a binding commitment or commitments with respect to any of the actions described in clauses (2) or (3) below, within the later of (x) 365 days after the receipt of any Net Proceeds from an Asset Sale and (y) 180 days after the entering into of such commitment or commitments, NGL Energy or one or more of its Restricted Subsidiaries may apply an amount equal to the amount of such Net Proceeds:

  (1)
  to repay, redeem or repurchase any Senior Debt provided that such repayment, redemption or repurchase may close up to 45 days after the end of such 365-day period;

  (2)
  to invest in or acquire Additional Assets; or

  (3)
  to make capital expenditures in respect of a Permitted Business.

        Pending the final application of any Net Proceeds, NGL Energy or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in in clauses (1) through (3) of the immediately preceding paragraph will constitute "Excess Proceeds." Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $30.0 million, the Issuers will make an offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, NGL Energy or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by NGL Energy so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the properties or assets of NGL Energy and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described under the caption "—Covenants—Merger, Consolidation or Sale of Substantially All Assets" and not by the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales."

        NGL Energy will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, or compliance with the Asset Sale provisions of the indenture would constitute a violation of any such laws or regulations, NGL Energy will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing NGL Energy's other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on NGL Energy. In the event a Change of Control or Asset Sale occurs at a time when NGL Energy is prohibited from purchasing notes, NGL Energy could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If NGL Energy does not obtain consent or repay those borrowings, NGL Energy will remain prohibited from purchasing notes. In that case, NGL Energy's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuers' ability to pay cash to the holders of notes upon a repurchase may be limited by NGL Energy's then-existing financial resources. See "Risk Factors—Risks Relating to the Notes—We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indenture."

Covenants

Covenant Termination

        From and after the occurrence of an Investment Grade Rating Event, and provided that no Default or Event of Default shall have occurred and be continuing, we and our Restricted Subsidiaries will no longer be subject to the following provisions of the indenture (collectively, the "Terminated Covenants"):

  (a)
  clause (4) of the covenant described under "—Covenants—Merger, Consolidation or Sale of Substantially All Assets"; and

  (b)
  the provisions of the indenture described above under the following headings:

  •
  "—Repurchase at the Option of Holders—Asset Sales";

  •
  "—Covenants—Restricted Payments";

  •
  "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  •
  "—Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries"; and

  •
  "—Covenants—Transactions with Affiliates."

        Furthermore, after an Investment Grade Rating Event, NGL Energy may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

        Consequently, after the date on which we and our Restricted Subsidiaries are no longer subject to the Terminated Covenants, the notes will be entitled to substantially reduced covenant protection. However, we and our Restricted Subsidiaries will remain subject to all other covenants in the indenture. There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

Restricted Payments

        NGL Energy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of NGL Energy's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving NGL Energy or any of its Restricted Subsidiaries) or to the direct or indirect holders of NGL Energy's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of NGL Energy and other than dividends or distributions payable to NGL Energy or a Restricted Subsidiary);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving NGL Energy) any Equity Interests of NGL Energy or any direct or indirect parent of NGL Energy;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt (other than intercompany Indebtedness between or among NGL Energy and any of its Restricted Subsidiaries), except a payment of interest or principal within one year of the Stated Maturity thereof; or

  (4)
  make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

  (I)
  if the Fixed Charge Coverage Ratio for NGL Energy's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the "Trailing Four Quarters") is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by NGL Energy and its Restricted Subsidiaries during the fiscal quarter in which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  Available Cash from Operating Surplus with respect to NGL Energy's preceding fiscal quarter; plus

  (b)
  100% of the aggregate net cash proceeds, and the Fair Market Value of any Capital Stock of Persons engaged primarily in a Permitted Business or other long-term assets that are used or useful in a Permitted Business, in each case received by NGL Energy since the Measuring Date from (x) a contribution to the common equity capital of NGL Energy from any Person (other than a Restricted Subsidiary) or (y) the issuance and sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Stock) of NGL Energy or from the issuance or sale (other than to a Restricted Subsidiary) of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of NGL Energy that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock); plus

  (c)
  to the extent that any Restricted Investment that was made after the Measuring Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

  (d)
  the amount equal to the net reduction in Restricted Investments since the Measuring Date resulting from (i) dividends, repayments of loans or advances, or other transfers of assets, in each case, to NGL Energy or any of its Restricted Subsidiaries from any Person (including, without limitation, any Unrestricted Subsidiary) or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case, to the extent such amounts have not been included in Available Cash for any period commencing on or after the Measuring Date (items (b), (c) and (d) being referred to as "Incremental Funds"); minus

  (e)
  the aggregate amount of Incremental Funds previously expended pursuant to this clause (I) and clause (II) below; or

  (II)
  if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by NGL Energy and its Restricted Subsidiaries during the fiscal quarter in which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  $200.0 million, less the aggregate amount of all prior Restricted Payments made by NGL Energy and its Restricted Subsidiaries pursuant to this clause (II)(a) since the Measuring Date; plus

    (b)
    Incremental Funds to the extent not previously expended pursuant to this clause (II) or clause (I) above;

provided, however, that the only Restricted Payments permitted to be made pursuant to this clause (II) are distributions on NGL Energy's preferred, common and subordinated units plus the related distributions on the General Partner's general partner interest and any distributions with respect to incentive distribution rights.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of NGL Energy or (b) sale (other than to a Restricted Subsidiary) of Equity Interests of NGL Energy (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds;

  (3)
  the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

  (5)
  as long as no Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of NGL Energy or any Restricted Subsidiary held by any of current or former directors or employees of the General Partner, NGL Energy or of any Restricted Subsidiary; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any fiscal year (with any portion of such $7.5 million amount that is unused in any fiscal year to be carried forward to successive fiscal years and added to such amount) plus, to the extent not previously applied or included, (a) the cash proceeds received by NGL Energy or any of its Restricted Subsidiaries from sales of Equity Interests of NGL Energy to employees or directors of the General Partner, NGL Energy or its Affiliates that occur after the Measuring Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (I)(b) or (II)(b) of the first paragraph of this covenant) and (b) the cash proceeds of key man life insurance policies received by NGL Energy or any of its Restricted Subsidiaries after the Measuring Date;

  (6)
  the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests;

  (7)
  payments of cash, dividends, distributions, advances or other Restricted Payments, in each case, made in lieu of the issuance of fractional shares or units in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests or in connection with the payment of a dividend or distribution to the holders of Equity Interests of NGL Energy in the form of Equity Interests (other than Disqualified Stock) of NGL Energy;

  (8)
  the purchase, redemption or other acquisition or retirement for value of Equity Interests of NGL Energy or any Restricted Subsidiary representing fractional units of such Equity Interests in connection with a merger or consolidation involving NGL Energy or such Restricted Subsidiary or any other transaction permitted by the indenture;

  (9)
  payments to the General Partner constituting reimbursements for expenses in accordance with the Partnership Agreement as in effect on the Issue Date and as it may be amended or replaced thereafter, provided that any such amendment or replacement is not materially less favorable to NGL Energy in any material respect than the agreement prior to such amendment or replacement;

  (10)
  as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of NGL Energy or any preferred securities of any Restricted Subsidiary issued on or after the Measuring Date in accordance with the covenant described below under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (11)
  in connection with an acquisition by NGL Energy or any of its Restricted Subsidiaries, the return to NGL Energy or any of its Restricted Subsidiaries of Equity Interests of NGL Energy or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims or purchase price adjustments; and

  (12)
  the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Debt plus accrued interest in accordance with provisions similar to the covenant described under "—Repurchase at the Option of Holders—Change of Control" or (b) at a purchase price not greater than 100% of the principal amount thereof plus accrued interest in accordance with provisions similar to the covenant described under "—Repurchase at the Option of Holders—Asset Sales"; provided that, prior to or simultaneously with such purchase, redemption, defeasance or other acquisition or retirement for value, NGL Energy shall have complied with the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Change of Control" or "Repurchase at the Option of Holders—Asset Sales," as the case may be, and repurchased all notes validly tendered for payment in connection with the Change of Control Offer, Asset Sale Offer or Alternate Offer, as the case may be.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value, determined as of the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by NGL Energy or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date of declaration. The Fair Market Value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined in accordance with the definition of that term. For purposes of determining compliance with this

"Restricted Payments" covenant, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (12) of this covenant, or is permitted pursuant to the first paragraph of this covenant, NGL Energy will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant; and (y) in the event a Restricted Payment is made pursuant to clause (I) or (II) of the first paragraph of this covenant, NGL Energy will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

Incurrence of Indebtedness and Issuance of Preferred Stock

        NGL Energy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"; with "incurrence" having a correlative meaning) any Indebtedness (including Acquired Debt), and NGL Energy will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that NGL Energy may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and issue preferred stock, if the Fixed Charge Coverage Ratio for NGL Energy's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        Notwithstanding the foregoing, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or preferred stock, as applicable (collectively, "Permitted Debt"):

  (1)
  the incurrence by NGL Energy or any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of NGL Energy and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $2.45 billion and (b) $700.0 million plus 35.0% of the Total Assets of NGL Energy determined on the date of such incurrence;

  (2)
  the incurrence by NGL Energy or its Restricted Subsidiaries of Existing Indebtedness;

  (3)
  the incurrence by the Issuers and the Guarantors of Indebtedness represented by (a) the notes and the related Note Guarantees to be issued on the Issue Date and (b) the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

  (4)
  the incurrence by NGL Energy or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of NGL Energy or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4) at any time; provided that, immediately after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $75.0 million and (b) 3.25% of the Total Assets of NGL Energy;

  (5)
  the incurrence by NGL Energy or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of NGL Energy, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (13), (14) or (15) of this paragraph or this clause (5);

  (6)
  the incurrence by NGL Energy or any of its Restricted Subsidiaries of intercompany Indebtedness between or among NGL Energy and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if NGL Energy or any Guarantor is the obligor on such Indebtedness and the payee is not NGL Energy or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of NGL Energy, or the Note Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than NGL Energy or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither NGL Energy nor a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by NGL Energy or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the issuance by any of NGL Energy's Restricted Subsidiaries to NGL Energy or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than NGL Energy or a Restricted Subsidiary; and

  (b)
  any sale or other transfer of any such preferred stock to a Person that is neither NGL Energy nor a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

  (8)
  the incurrence by NGL Energy or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

  (9)
  the Guarantee by NGL Energy or any of its Restricted Subsidiaries of Indebtedness of NGL Energy or a Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

  (10)
  the incurrence by NGL Energy or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of NGL Energy and its Restricted Subsidiaries;

  (11)
  the incurrence by NGL Energy or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

  (12)
  the incurrence by NGL Energy or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary or any Joint Venture but only to the extent that such liability is the result of NGL Energy's or any such Restricted Subsidiary's being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness; provided that, immediately after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (12) and then outstanding does not exceed $25.0 million;

  (13)
  the incurrence by NGL Energy or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

  (14)
  the incurrence by any Foreign Subsidiary of Indebtedness that, in the aggregate together with all other Indebtedness of all Foreign Subsidiaries (including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (14)), does not exceed $50.0 million; and

  (15)
  the incurrence by NGL Energy or any of its Restricted Subsidiaries of additional Indebtedness and the issuance by NGL Energy of any Disqualified Stock, provided that, immediately after giving effect to any such incurrence or issuance, the amount of all such Indebtedness and Disqualified Stock incurred or issued pursuant to this clause (15) and then outstanding (including all Indebtedness and Disqualified Stock incurred or issued to Refinance any Indebtedness or Disqualified Stock incurred or issued pursuant to this clause (15)) does not exceed the greater of (a) $75.0 million and (b) 3.25% of the Total Assets of NGL Energy determined on the date of such incurrence.

        NGL Energy will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of NGL Energy or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of NGL Energy or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, NGL Energy will be permitted in its sole discretion to divide, redivide, classify or reclassify such item of Indebtedness on the date of its incurrence, and later divide, redivide, classify or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of any obligation of NGL Energy or any Restricted Subsidiary as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided that, in each such case, the amount thereof is included in Fixed Charges of NGL Energy as accrued to the extent required by the definition of such term.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that NGL Energy or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        NGL Energy will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Note Guarantee are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien (other than a Permitted Lien).

        Any Lien securing the notes or Note Guarantees created pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the initial Lien whose existence resulted in the creation of such Lien securing the notes or Note Guarantees.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        NGL Energy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to NGL Energy or any of its Restricted Subsidiaries, or pay any Indebtedness owed to NGL Energy or any of its Restricted Subsidiaries; provided that the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;

  (2)
  make loans or advances to NGL Energy or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to NGL Energy or any such Restricted Subsidiary to other Indebtedness incurred by NGL Energy or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  sell, lease or transfer any of its properties or assets to NGL Energy or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing the Credit Agreement, any Existing Indebtedness or any Credit Facilities or any other agreements or instruments, in each case as in effect on the Issue Date and any amendments, restatements, modifications, renewals, extensions, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, extensions, increases, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

  (2)
  the indenture, the notes and the Note Guarantees;

  (3)
  agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions therein are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, than the provisions contained in the Credit Agreement and in the indenture as in effect on the Issue Date;

  (4)
  the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

  (5)
  applicable law, rule, regulation, order, approval, license, permit or similar restriction;

  (6)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by NGL Energy or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that, the encumbrances or restrictions contained in any such amendments, restatements, modifications, renewals, extensions, increases, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (7)
  customary non-assignment provisions in contracts or licenses, easements or leases, in each case, entered into in the ordinary course of business;

  (8)
  purchase money obligations, security agreements or mortgage financings for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (9)
  any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

  (10)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (11)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Covenants—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (12)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of NGL Energy's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

  (13)
  any instrument governing Indebtedness of a FERC Subsidiary; provided that such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

  (14)
  encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (15)
  any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;

  (16)
  Hedging Obligations permitted from time to time under the indenture; and

  (17)
  Indebtedness incurred or Capital Stock issued by any Restricted Subsidiary; provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Capital Stock (a) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (b) will not materially affect NGL Energy's ability to make principal, interest and premium, if any, on the notes, as determined in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the General Partner.

Merger, Consolidation or Sale of Assets

        Neither of the Issuers may (1) consolidate or merge with or into another Person (regardless of whether such Issuer is the surviving entity), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) such Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as NGL Energy is not a corporation;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture (and the Registration Rights Agreement, if any obligations thereunder remain unsatisfied) pursuant to a supplemental indenture or other agreement reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists;

  (4)
  in the case of a transaction involving NGL Energy and not Finance Corp., immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (a) NGL Energy or the Person formed by or surviving any such consolidation or merger (if other than NGL Energy), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," or (b) the Fixed Charge Coverage Ratio of NGL Energy or the Person formed by or surviving any such consolidation or merger (if other than NGL Energy), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of NGL Energy immediately prior to such transaction; and

  (5)
  such Issuer has delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and, if a supplemental indenture is required, such supplemental indenture, comply with the indenture.

        Notwithstanding the restrictions described in the foregoing clause (4), any Restricted Subsidiary (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties or assets to NGL Energy without complying with the preceding clause (4) in connection with any such consolidation, merger or disposition.

        Notwithstanding the second preceding paragraph, NGL Energy is permitted to reorganize as any other form of entity, provided that:

  (1)
  the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of NGL Energy into a form of entity other than a limited partnership formed under Delaware law;

  (2)
  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  the entity so formed by or resulting from such reorganization assumes all the obligations of NGL Energy under the notes and the indenture (and the Registration Rights Agreement, if any obligations thereunder remain unsatisfied) pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the trustee;

  (4)
  immediately after such reorganization no Default or Event of Default exists; and

  (5)
  such reorganization is not materially adverse to the holders or Beneficial Owners of the notes (for purposes of this clause (5), a reorganization will not be considered materially adverse to the holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b) of the Internal Revenue Code or any similar state or local law).

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, which properties or assets, if held by NGL Energy instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties or assets of NGL Energy on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of NGL Energy.

        Notwithstanding anything in the indenture to the contrary, in the event that NGL Energy becomes a corporation or NGL Energy or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of the indenture) is a corporation, Finance Corp. may be merged into NGL Energy or it may be dissolved and cease to be an Issuer.

        Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with the foregoing in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the indenture with the same effect as if such surviving Person had been named as such Issuer in the indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer's properties or assets), such Issuer will be relieved of all obligations and covenants under the indenture and the notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

Transactions with Affiliates

        NGL Energy will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of NGL Energy (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to NGL Energy or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by NGL Energy or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of NGL Energy, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to NGL Energy or the relevant Restricted Subsidiary from a financial point of view; and

  (2)
  NGL Energy delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million but less than or equal to $40.0 million, an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of NGL Energy set forth in an Officers' Certificate certifying that such Affiliate

      Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by either the Conflicts Committee of the Board of Directors of NGL Energy (so long as the members of the Conflicts Committee approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of NGL Energy, if any.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment, consulting or similar agreement or arrangement, employee benefit plan, equity award, equity option, equity appreciation, officer or director indemnification agreement, restricted unit agreement, severance agreement or other compensation plan or arrangement entered into by the General Partner, NGL Energy or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities made pursuant thereto;

  (2)
  transactions between or among NGL Energy and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of NGL Energy solely because NGL Energy owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  payment of reasonable fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of, and compensation paid to, and indemnity or insurance provided on behalf of, officers, directors, employees or consultants of the General Partner, NGL Energy or any of its Restricted Subsidiaries, including, but not limited to, reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;

  (5)
  any issuance of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of NGL Energy;

  (6)
  Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Covenants—Restricted Payments" or any Permitted Investments;

  (7)
  payments to the General Partner with respect to reimbursement for expenses in accordance with the Partnership Agreement as in effect on the Issue Date and as it may be amended, provided that any such amendment is not less favorable to NGL Energy in any material respect than the agreement prior to such amendment;

  (8)
  transactions between NGL Energy or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of NGL Energy, and such common director is the sole cause for such other Person to be deemed an Affiliate of NGL Energy or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of NGL Energy on any transaction with such other Person;

  (9)
  (a) guarantees by NGL Energy or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by NGL Energy or any of its Restricted Subsidiaries of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries;

  (10)
  payments to an Affiliate in respect of the notes or the Note Guarantees or any other Indebtedness of NGL Energy or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

  (11)
  payment of loans or advances to employees not to exceed $5.0 million in the aggregate at any one time outstanding;

  (12)
  any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of NGL Energy or any Restricted Subsidiary if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of NGL Energy or such Restricted Subsidiary;

  (13)
  transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to NGL Energy and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by NGL Energy or such Restricted Subsidiary with an unrelated person, in the good faith determination of NGL Energy's Board of Directors or any officer of NGL Energy involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  (14)
  any transaction in which NGL Energy or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to NGL Energy or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph; and

  (15)
  in the case of contracts for gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by NGL Energy or any of its Restricted Subsidiaries and third parties, or if neither NGL Energy nor any of its Restricted Subsidiaries has entered into a similar contract with a third party, then the terms of which are no less favorable than those available from third parties on an arm's-length basis.

Business Activities of Finance Corp.

        Finance Corp. will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of capital stock to NGL Energy, the incurrence of Indebtedness as a co-issuer, co-obligor or guarantor of Indebtedness incurred by NGL Energy (including without limitation the notes) that is permitted to be incurred by NGL Energy under the covenant described under "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" above, and activities incidental thereto.

Additional Note Guarantees

        If, on any date after the Issue Date, any Domestic Subsidiary that is not already a Guarantor, Guarantees (or otherwise becomes liable for) any Obligations under any Credit Facility, including the Credit Agreement, then, within 20 Business Days after such date, such Domestic Subsidiary will unconditionally Guarantee the notes and concurrently become a Guarantor by executing a supplemental indenture in substantially the form specified in the indenture. Each Note Guarantee of a

Guarantor will be released automatically at such time as such Guarantor is discharged or otherwise released from all its Obligations in respect of its Guarantee of (or other liability for) any Obligations under any Credit Facility; provided that such discharge or other release did not result directly from payment by such Guarantor in satisfaction of (a) its liability as a guarantor pursuant to such Guarantee, or (b) its primary liability for such Obligations (after demand or default under such Credit Facility). Furthermore, each Note Guarantee shall be subject to release as described under "—Note Guarantees."

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of NGL Energy may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by NGL Energy and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Covenants—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by NGL Energy. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of NGL Energy may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of NGL Energy as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of NGL Energy giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," NGL Energy will be in default of such covenant.

        The Board of Directors of NGL Energy may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if: (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

        Regardless of whether required by the rules and regulations of the SEC, so long as any notes are outstanding, NGL Energy will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC's rules and regulations, and upon request, NGL Energy will furnish (without exhibits) to the trustee for delivery to the holders of the notes:

  (1)
  all quarterly and annual reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if NGL Energy were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations"

    and, with respect to the annual information only, a report thereon by NGL Energy's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if NGL Energy were required to file such reports.

        NGL Energy will be deemed to have furnished such reports and information described above to the holders of Notes (and the trustee shall be deemed to have delivered such reports and information to the holders of the notes) if NGL Energy has filed such reports or information, respectively, with the SEC using the EDGAR filing system (or any successor filing system of the SEC) or, if the SEC will not accept such reports or information, if NGL Energy has posted such reports or information, respectively, on its website, and such reports or information, respectively, are available to holders of notes through internet access.

        For the avoidance of doubt, (a) such information will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned Persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions, and (b) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.

        Except as provided above, all such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

        If NGL Energy has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of NGL Energy and its Restricted Subsidiaries separate from the financial condition and results of operations of its Unrestricted Subsidiaries.

        Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this covenant shall be deemed cured (and NGL Energy shall be deemed to be in compliance with this covenant) upon furnishing such financial information as contemplated by this covenant (but without regard to the date on which such financial statement or report is so furnished); provided that such cure shall not otherwise affect the rights of the holders under "—Events of Defaults and Remedies" if the principal of, premium, if any, on, and interest, if any, on, the notes have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

        In addition, NGL Energy will hold and participate in annual conference calls with the holders of the notes, beneficial owners of the notes, bona fide prospective investors, securities analysts and market makers to discuss the financial information required to be furnished pursuant to clause (1) above no later than ten Business Days after distribution of such financial information. NGL Energy shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders.

        In addition, NGL Energy and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default" with respect to the notes:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by NGL Energy to comply with its obligations under "—Covenants—Merger, Consolidation or Sale of Substantially All Assets" or to consummate a purchase of notes when required pursuant to the covenants described under the caption "—Repurchase at the Option of Holders";

  (4)
  failure by NGL Energy or any of its Restricted Subsidiaries for 30 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with the provisions described under the captions "—Covenants—Restricted Payments" or "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or to comply with the provisions described under the captions "—Repurchase at the Option of Holders" to the extent not described in clause (3) above;

  (5)
  (a) except as addressed in subclause (b) of this clause (5), failure by NGL Energy or any of its Restricted Subsidiaries for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with any of the other agreements in the indenture or the notes or (b) failure by NGL Energy for 180 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with the covenant described under the caption "—Covenants—Reports";

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NGL Energy or any of its Restricted Subsidiaries (or the payment of which is guaranteed by NGL Energy or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal of, premium on, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; provided that if, prior to any acceleration of the notes, (i) any such default is cured or waived, (ii) any such acceleration of such Indebtedness is rescinded, or (iii) such Indebtedness is repaid, within a period of 10 Business Days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

  (7)
  failure by NGL Energy or any Significant Subsidiary or group of NGL Energy's Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for NGL Energy and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments (entered by a court or courts of competent jurisdiction) aggregating in excess of $30.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with the indenture; and

  (9)
  certain events of bankruptcy or insolvency described in the indenture with respect to NGL Energy, Finance Corp. or any of NGL Energy's Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        The indenture will provide that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to NGL Energy, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all principal of, and accrued but unpaid interest on, all outstanding notes will become due and payable immediately without further action or notice. However, the effect of such provision may be limited by applicable law. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all principal of, and accrued but unpaid interest on, all the outstanding notes to be due and payable immediately, by notice in writing to NGL Energy and, in the case of a notice by holders, also to the trustee specifying the respective Event of Default and that it is a notice of acceleration.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee written notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

  (3)
  such holder or holders offer and provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

  (4)
  the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

  (5)
  during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

        The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not violate any judgment or decree, except a continuing Default or Event of Default, in the payment of interest or premium, if any, on, or the principal of, the notes.

        The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Within five Business Days of any executive officer of the General Partner or Finance Corp. becoming aware of any Default or Event of Default, the Issuers will be required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partner

        None of the General Partner or any director, officer, partner, employee, incorporator, manager, unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may at any time, at the option of their respective Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium if any, on such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Issuers' and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to the provisions of the indenture described above under "—Repurchase at the Option of Holders" and under "—Covenants" (other than the covenant described under "—Covenants—Merger, Consolidation or Sale of Assets," except to the extent described below) and the limitation imposed by clause (4) under "—Covenants—Merger, Consolidation or Sale of Assets" (such release and termination being referred to as "Covenant Defeasance"), and thereafter any failure to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, the Events of Default described under clauses (3) through (7) under the caption "—Events of Default and Remedies" and the Event of Default described under clause (9) under the caption "—Events of Default and Remedies" (but only with respect to Subsidiaries of NGL Energy), in each case, will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any Obligations under the indenture, including its Obligations in respect of its Subsidiary Guarantee.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  The Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound;

  (6)
  the Issuers must deliver to the trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others;

  (7)
  NGL Energy must deliver to the trustee an Officers' Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

  (8)
  NGL Energy must deliver to the trustee an opinion of counsel, stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes; provided, however, that any purchase or repurchase of notes, including pursuant to the covenants described above under the caption "—Repurchase at the Option of Holders," shall not be deemed a redemption of the notes;

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in currency other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

  (7)
  waive a redemption payment with respect to any note; provided, however, that any purchase or repurchase of notes, including pursuant to the covenants described above under the caption "—Repurchase at the Option of Holders," shall not be deemed a redemption of the notes;

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of an Issuer's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer's or Guarantor's properties or assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the notes or the Note Guarantees;

  (7)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Issue Date;

  (8)
  to secure the notes or the Note Guarantees;

  (9)
  to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture; or

  (10)
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, NGL Energy will send to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

        The indenture will be satisfied and discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and either an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, or interest and premium, if any, on the notes to the date of maturity or redemption;

  (2)
  in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (3)
  the Issuers or any Guarantor have paid or caused to be paid all sums payable by them under the indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuers must deliver (a) an Officers' Certificate, stating that all conditions precedent set forth in clauses (1) through (4) above have been satisfied and (b) an opinion of counsel, stating that the condition precedent set forth in clause (4) above has been satisfied.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the indenture.

        If the trustee becomes a creditor of either Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

        The new notes will be issued initially only in the form of one or more global notes (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes."

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuers that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Except as described below, beneficial owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of the Issuers, the Guarantors or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant

Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Issuers or the Guarantors. None of the Issuers, the Guarantors nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Subject to the transfer restrictions set forth under "Notice to Investors," transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Issuers fail to appoint a successor depositary;

  (2)
  the Issuers, at their option, notify the trustee in writing that they elect to cause the issuance of Certificated Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Certificated Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S; or

  (3)
  there has occurred and is continuing an Event of Default with respect to the notes and DTC notifies the trustee of its decision to exchange the Global Notes for Certificated Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global

Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

Certifications by Holders of the Regulation S Temporary Global Notes

        A holder of a beneficial interest in the Regulation S Temporary Global Notes must provide Euroclear or Clearstream, as the case may be, with a certificate in the form required by the indenture certifying that the beneficial owner of the interest in the Regulation S Temporary Global Note is either a non-U.S. person or a U.S. person that has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act, and Euroclear or Clearstream, as the case may be, must provide to the trustee (or the paying agent if other than the trustee) a certificate in the form required by the indenture, prior to any exchange of such beneficial interest for a beneficial interest in the Regulation S Permanent Global Notes.

Same Day Settlement and Payment

        The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes in the manner described above under "—Methods of Receiving Payments on the Notes." The notes represented by the Global Notes are expected to trade in DTC's Same - Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Definitions

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) to be used by NGL Energy or a Restricted Subsidiary in a Permitted Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by NGL Energy or another Restricted Subsidiary; or

  (3)
  outstanding Capital Stock of any Restricted Subsidiary held by Persons other than Affiliates; provided that all the Capital Stock of such Restricted Subsidiary held by NGL Energy or any other Restricted Subsidiaries shall entitle NGL Energy or such other Restricted Subsidiary to not less than a pro rata portion of all dividends or other distributions made by such Restricted Subsidiary upon any of such Capital Stock;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Permitted Business.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights by NGL Energy or any of NGL Energy's Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of NGL Energy and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions of the indenture described above under the caption "—Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of NGL Energy's Restricted Subsidiaries or the sale by NGL Energy or any of NGL Energy's Restricted Subsidiaries of Equity Interests in any of NGL Energy's Restricted Subsidiaries (other than, in each case, directors' qualifying shares or Equity Interests required by applicable law to be held by a Person other than NGL Energy or any of NGL Energy's Restricted Subsidiaries).

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

  (2)
  a transfer of assets between or among NGL Energy and its Restricted Subsidiaries;

  (3)
  an issuance or sale of Equity Interests by a Restricted Subsidiary to NGL Energy or to a Restricted Subsidiary;

  (4)
  the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business (including in connection with any compromise, settlement or collection of accounts receivable), and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of NGL Energy and its Restricted Subsidiaries (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of NGL Energy, no longer economically practicable to maintain or useful in the conduct of the business of NGL Energy and its Restricted Subsidiaries taken as whole);

  (5)
  licenses and sublicenses by NGL Energy or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

  (6)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

  (7)
  the creation or perfection of a Lien not prohibited by the covenant described above under the caption "—Covenants—Liens," including a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

  (8)
  the sale or other disposition of cash or Cash Equivalents;

  (9)
  the sale or other disposition of Hedging Obligations or other financial instruments in the ordinary course of business;

  (10)
  (a) a Restricted Payment that does not violate the covenant described above under the caption "—Covenants—Restricted Payments," including, without limitation, the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment, or (b) the consummation of a Permitted Investment, including, without limitation, unwinding any Hedging Obligations, and including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

  (11)
  the issuance, sale or other disposition of Equity Interests of an Unrestricted Subsidiary; and

  (12)
  any trade or exchange by NGL Energy or any of its Restricted Subsidiaries of assets for properties or assets owned or held by another Person used or useful in a Permitted Business (including Capital Stock of a Person engaged primarily in a Permitted Business that is or becomes a Restricted Subsidiary); provided that (a) the assets or properties exchanged or received by NGL Energy or any of its Restricted Subsidiaries may not include cash or Cash Equivalents except for relatively minor amounts necessary in order to achieve an exchange of equivalent value and (b) the Fair Market Value of the assets traded or exchanged by NGL Energy or such Restricted Subsidiary (together with any cash or Cash Equivalents to be delivered by NGL Energy or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the assets (together with any cash or Cash Equivalents) to be received by NGL Energy or such Restricted Subsidiary; and provided, further, that any cash received must be applied in accordance with the provisions of the Asset Sale covenant.

        "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have corresponding meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        So long as NGL Energy is organized as a limited partnership, references to its Board of Directors are to the Board of Directors of the General Partner.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to remain closed.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease or finance lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the Measuring Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Measuring Date will be deemed not to represent a Capital Lease Obligation, notwithstanding any change in GAAP that occurs after the Measuring Date.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  Government Securities having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson BankWatch Rating of "B" or better;

  (4)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either S&P or Moody's;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) or (4) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (6)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition;

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

  (8)
  deposits in any currency available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which NGL Energy or any Restricted Subsidiary maintains its chief executive office or is engaged in a Permitted Business; provided that all such deposits are made in such accounts in the ordinary course of business.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of NGL Energy and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) of the Exchange Act), other than a Permitted Holder, which occurrence is followed within 60 days thereafter by a Rating Decline;

  (2)
  the adoption of a plan for the liquidation or dissolution of NGL Energy;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like, which occurrence is followed within 60 days thereafter by a Rating Decline; or

  (4)
  the removal of the General Partner by the limited partners of NGL Energy in accordance with the terms of the Partnership Agreement.

        Notwithstanding the preceding, a conversion of NGL Energy or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of NGL Energy immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case, no "person," other than a Permitted Holder, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (together with any related provision for taxes and any related non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity), to the extent that such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, depletion, amortization, (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), abandonment, impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  all extraordinary, unusual or non-recurring expenses, including expenses related to the Fair Market Value of contingent consideration, to the extent that such extraordinary, unusual or non-recurring expenses were deducted in computing such Consolidated Net Income; minus

  (6)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

  (1)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

  (2)
  the net income (but not loss) of any Person that is not a Restricted Subsidiary of such specified Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of such specified Person;

  (3)
  the net income (but not loss) of any Restricted Subsidiary of such specified Person that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members; provided, however, that the operation of this clause (3) shall be suspended with respect to any Restricted Subsidiary that is acquired by NGL Energy or any of its Restricted Subsidiaries (regardless of whether such acquisition is effected pursuant to a merger or otherwise), but such suspension shall cease immediately after the first six months following such acquisition;

  (4)
  the cumulative effect of a change in accounting principles will be excluded;

  (5)
  any unrealized losses and gains for such period under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, will be excluded;

  (6)
  all non-cash equity-based compensation expense, including all non-cash charges related to restricted Equity Interests and redeemable Equity Interests granted to officers, directors and employees, will be excluded;

  (7)
  any charges associated with any write-down, amortization or impairment of goodwill or other tangible or intangible assets will be excluded; and

  (8)
  any non-cash or other charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity (including, without limitation, premiums or penalties paid to counterparties in connection with the breakage, termination or unwinding of Hedging Obligations) will be excluded.

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of February 14, 2017, by and among NGL Energy, NGL Energy Operating LLC, as borrowers' agent, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, Deutsche Bank AG, New York Branch, as technical agent, and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, any Credit Agreement), commercial paper facilities or secured or unsecured capital markets financings, in each case, with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, capital market financings, private placements, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction or otherwise by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Customary Recourse Exceptions" means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, (i) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by NGL Energy or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture and (ii) exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require NGL Energy to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that NGL Energy may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Covenants—Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that NGL Energy and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of NGL Energy or any Restricted Subsidiary (other than a Foreign Subsidiary).

        "Equity Interests" of any Person means Capital Stock and all warrants, options or other rights to acquire Capital Stock of such Person (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a sale of Equity Interests of NGL Energy (other than Disqualified Stock and other than to a Subsidiary of NGL Energy) made for cash on a primary basis by NGL Energy after the Issue Date.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means an issue of notes with terms identical to the notes (except that the Exchange Notes will not be subject to restrictions on transfer, registration rights or Liquidated Damages) issued in an Exchange Offer pursuant to the indenture.

        "Existing Indebtedness" means all Indebtedness of NGL Energy and its Subsidiaries (other than Indebtedness under the Credit Agreement, the notes or the Note Guarantees) in existence on the Issue Date, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of NGL Energy in the case of amounts of $40.0 million or more and otherwise by an officer of the General Partner (unless otherwise provided in the indenture).

        "FASB ASC 815" means Financial Accounting Standards Board Accounting Standards Codification 815.

        "FERC Subsidiary" means a Restricted Subsidiary that is subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission (or any successor thereof).

        "Fitch" means Fitch Ratings, Inc. or any successor to the ratings business thereof.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Obligation applicable to such Indebtedness, but if the remaining term of such interest Hedging Obligation is less than twelve months, then such interest Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such option rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Person may designate.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in a Permitted Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person, which determination shall be conclusive for all purposes under the indenture; provided that such officer may in such officer's discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow or Fixed Charges, including any pro forma expense and cost reductions or synergies that have occurred or are reasonably expected to occur within the 12 months immediately following the Calculation Date and are either (i) prepared and calculated in accordance with Regulation S-X under the Securities Act or (ii) set forth in an Officers' Certificate signed by the chief financial officer of such Person that states (a) the amount of each such adjustment and (b) that such adjustments are based on the reasonable good faith belief of the chief financial officer executing such Officers' Certificate at the time of such execution and the factual basis on which such good faith belief is based.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense (less interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding write-off of deferred financing costs and accretion of interest charges on future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest on Indebtedness of another Person that is guaranteed by the specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one or more of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus

  (4)
  all dividends or distributions, whether paid or accrued and regardless of whether in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States, that are in effect from time to time. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP. At any time after the Issue Date, NGL Energy may elect to apply International Financial Reporting Standards ("IFRS") accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to NGL Energy's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. NGL Energy shall give notice of any such election made in accordance with this definition to the trustee and the holders of notes.

        "General Partner" means NGL Energy Holdings LLC, a Delaware limited liability company, and its successors and permitted assigns as the general partner of NGL Energy.

        "Government Securities" means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, "Guarantee" has a correlative meaning.

        "Guarantors" means any of: (1) the Subsidiaries of NGL Energy, other than Finance Corp., executing the indenture as initial Guarantors; and (2) the Restricted Subsidiaries of NGL Energy that become Guarantors in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements or other agreements or arrangements designed to manage interest rates or interest rate risk;

  (2)
  any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect such Person against fluctuations in the price of Hydrocarbons used, produced, processed or sold; and

  (3)
  foreign exchange contracts, currency protection agreements or other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

        "Hydrocarbons" means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, without duplication, any indebtedness of such Person, regardless of whether contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by or issued in exchange for bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of bankers' acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided, that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of FASB ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date;

  (3)
  in the case of any letter of credit, the face amount thereof;

  (4)
  the principal amount of the Indebtedness, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

  (5)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

        Notwithstanding the foregoing, the following shall not constitute "Indebtedness":

  (i)
  accrued expenses and trade accounts payable arising in the ordinary course of business;

  (ii)
  any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

  (iii)
  Hydrocarbon balancing liabilities incurred in the ordinary course of business;

  (iv)
  any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the FASB ASC 815);

  (v)
  any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) bankers' acceptances, (c) workers' compensation claims, health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation and statutory obligations and (d) any Guarantees or standby letters of credit functioning as or supporting any of the foregoing bonds or obligations, to the extent not drawn; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (v) are incurred in the ordinary course of the business of NGL Energy and its Restricted Subsidiaries and do not relate to obligations for borrowed money;

  (vi)
  any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, earnouts, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of any business, assets or Capital Stock;

  (vii)
  any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five Business Days of its incurrence;

  (viii)
  any Treasury Management Arrangement;

  (ix)
  any obligation arising out of advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice; and

  (x)
  all contracts and other obligations, agreements, instruments or arrangements described in clauses (18), (28) and (29) of the definition of "Permitted Liens."

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

        "Investment Grade Rating" means a rating equal to or higher than:

  (1)
  Baa3 (or the equivalent) by Moody's;

  (2)
  BBB– (or the equivalent) by S&P; or

  (3)
  BBB– (or the equivalent) by Fitch,

or, if any such Rating Agency ceases to rate the notes for reasons outside of the control of NGL Energy, the equivalent investment grade credit rating from any other Rating Agency.

        "Investment Grade Rating Event" means the first day on which (a) the notes have an Investment Grade Rating from at least two Rating Agencies, (b) no Default or Event of Default with respect to the notes has occurred and is then continuing under the indenture and (c) NGL Energy has delivered to the trustee an Officers' Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (1) endorsements of negotiable instruments and documents in the ordinary course of business, and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If NGL Energy or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of NGL Energy, NGL Energy will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of NGL Energy's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Covenants—Restricted Payments." The acquisition by NGL Energy or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by NGL Energy or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

        "Issue Date" means the first date on which notes are issued under the indenture.

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of NGL Energy in which NGL Energy or any of its Restricted Subsidiaries makes any Investment.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Measuring Date" means October 16, 2013.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the ratings business thereof.

        "Net Proceeds" means the aggregate amount of cash proceeds and Cash Equivalents received by NGL Energy or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any non-cash consideration deemed to be cash for purposes of the "Asset Sales" provisions of the indenture), net of:

  (1)
  the direct costs relating to such Asset Sale, including, without limitation, all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

  (2)
  all payments made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

  (3)
  all distributions and other payments required to be made to holders of minority interests in Subsidiaries or Joint Ventures as a result of such Asset Sale; and

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for as long as required to be held as reserve or in escrow for adjustment in respect of the sale price or for indemnification or any liabilities associated with the assets disposed of in such Asset Sale and retained by NGL Energy or any Restricted Subsidiary after such Asset Sale.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither NGL Energy nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case of clause (a) and (b) above, except for Customary Recourse Exceptions; and

  (2)
  as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of NGL Energy or any of its Restricted Subsidiaries (other than the Equity Interests of any Unrestricted Subsidiary or Joint Venture), except for Customary Recourse Exceptions.

        "Note Guarantee" means any Guarantee of the Issuers' obligations under the indenture and the notes by any Guarantor in accordance with the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or, with respect to NGL Energy, so long as it remains a partnership, the General Partner).

        "Officers' Certificate" means a certificate signed on behalf of NGL Energy by two Officers of NGL Energy or two Officers of the General Partner, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of the indenture pertaining to such certificates.

        "Operating Surplus" has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

        "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of NGL Energy dated as of June 24, 2016, as such may be further amended, modified or supplemented from time to time.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Stock of NGL Energy or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of:

  (1)
  a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or

  (2)
  a Person that was merged or consolidated into NGL Energy or a Restricted Subsidiary;

provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged and consolidated into NGL Energy or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto and to any related financing transaction as if the same had occurred at the beginning of the applicable four-quarter period:

  (a)
  the Restricted Subsidiary or NGL Energy, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," or

  (b)
  the Fixed Charge Coverage Ratio for the Restricted Subsidiary or NGL Energy, as applicable, would be greater than the Fixed Charge Coverage Ratio for such Restricted Subsidiary or NGL Energy immediately prior to such transaction.

        "Permitted Business" means either (a) gathering, transporting, compressing, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, including water treatment, disposal and transportation, and entering into Hedging Obligations relating to any of the foregoing activities, or (b) any other business that generates gross income at least 90% of which constitutes "qualifying income" under Section 7704(d) of the Internal Revenue Code.

        "Permitted Business Investments" means Investments by NGL Energy or any of its Restricted Subsidiaries in any Unrestricted Subsidiary or in any Joint Venture; provided that:

  (1)
  either (a) at the time of such Investment and immediately thereafter, NGL Energy could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under "—Covenants—Restricted Payments") not previously expended at the time of making such Investment;

  (2)
  if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to NGL Energy or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which NGL Energy or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made, be incurred at that time by NGL Energy and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Debt" is defined in the covenant described under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Holder" means: (i) any of Coady Enterprises, LLC, Shawn W. Coady, Thorndike, LLC, Todd M. Coady, SemGroup Corporation, KrimGP2010, LLC, H. Michael Krimbill, EMG I NGL GP Holdings, LLC and EMG II NGL GP Holdings, LLC; (ii) any wife, lineal descendant, legal guardian or other legal representative or estate of any of the Persons described in the preceding clause (i); (iii) any trust of which at least one of the trustees is any of the Persons described in the preceding clauses (i) or (ii); and (iv) any other Person that is controlled directly or indirectly by any one or more of the Persons described in the preceding clauses (i) through (iii).

        "Permitted Investments" means:

  (1)
  any Investment in NGL Energy or in a Restricted Subsidiary;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by NGL Energy or any Restricted Subsidiary in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NGL Energy or a Restricted Subsidiary;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any Investment in a Person to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of NGL Energy;

  (6)
  any Investment received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of NGL Energy or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by, or other transfer of title to, NGL Energy or any of its Restricted Subsidiaries with respect to any secured investment in default; or (b) litigation, arbitration or other disputes;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other deposits made in the ordinary course of business by NGL Energy or any of its Restricted Subsidiaries;

  (9)
  advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

  (10)
  loans or advances to officers, directors or employees made in the ordinary course of business of the General Partner, NGL Energy or any Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

  (11)
  repurchases of the notes;

  (12)
  advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of NGL Energy or any of its Restricted Subsidiaries;

  (13)
  receivables owing to NGL Energy or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as NGL Energy or any such Restricted Subsidiary deems reasonable under the circumstances;

  (14)
  any Guarantee of Indebtedness permitted to be incurred by the covenant entitled "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" other than a guarantee of Indebtedness of an Affiliate of NGL Energy that is not a Restricted Subsidiary;

  (15)
  any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any

    Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the indenture;

  (16)
  surety and performance bonds and workers' compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

  (17)
  guarantees by NGL Energy or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by NGL Energy or any such Restricted Subsidiary in the ordinary course of business;

  (18)
  Permitted Business Investments;

  (19)
  Investments received as a result of a foreclosure by NGL Energy or any of its Restricted Subsidiaries with respect to any secured Investment in default;

  (20)
  Investments acquired after the Issue Date as a result of the acquisition by NGL Energy or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into NGL Energy or any of its Restricted Subsidiaries, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by the covenant described above under the caption "—Merger, Consolidation or Sale of Assets" after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

  (21)
  other Investments in any Person (including Investments in any Joint Venture) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding that do not exceed the greater of (a) $75.0 million and (b) 3.25% of the Total Assets of NGL Energy; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness incurred under Credit Facilities that is permitted to be incurred pursuant to clause (1) of the definition of Permitted Debt in the covenant described under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (2)
  Liens securing Indebtedness incurred under the first paragraph of the covenant described above under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" not to exceed $250.0 million in the aggregate;

  (3)
  Liens securing Indebtedness of Foreign Subsidiaries that is permitted to be incurred pursuant to clause (14) of the definition of Permitted Debt in the covenant described under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  Liens to secure Hedging Obligations and/or Obligations with respect to Treasury Management Arrangements incurred in the ordinary course of business;

  (5)
  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with NGL Energy or any Restricted

    Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with NGL Energy or any Restricted Subsidiary;

  (6)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by NGL Energy or any Subsidiary of NGL Energy, including any acquisition by means of a merger or consolidation with or into NGL Energy or a Restricted Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

  (7)
  Liens, pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

  (8)
  landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or similar Liens arising by contract or statute in the ordinary course of business and with respect to amount that are not yet delinquent or are being contested in good faith by appropriate proceedings;

  (9)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the definition of Permitted Debt in the covenant described under the caption "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with or financed by such Indebtedness;

  (10)
  Liens to secure Indebtedness of Restricted Subsidiaries that are not Guarantors permitted under the covenant entitled "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that such Liens may not extend to any property or assets of NGL Energy or any Guarantor other than the Capital Stock of any non-Guarantor Restricted Subsidiaries;

  (11)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by NGL Energy or any Restricted Subsidiary to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

  (12)
  Liens on any asset or property acquired, constructed or improved by NGL Energy or any of its Restricted Subsidiaries; provided that (a) such Liens are in favor of the seller of such asset or property, in favor of the Person or Persons developing, constructing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created within 360 days after the acquisition, development, construction, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the greater of (i) the cost of the asset or property so acquired, constructed or improved plus related financing costs and (ii) the Fair Market Value of the asset or property so acquired, constructed or improved, measured at the date of such acquisition, or the date of completion of such construction or improvement, and (d) such Liens are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);

  (13)
  Liens existing on the Issue Date;

  (14)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (15)
  Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

  (16)
  survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, leases and subleases of real property, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of NGL Energy and its Restricted Subsidiaries, considered as a single enterprise;

  (17)
  Liens created for the benefit of (or to secure) the notes or the Note Guarantees or other obligations under the indenture and Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Note Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under "—Covenants—Liens";

  (18)
  Liens on pipelines or pipeline facilities that arise by operation of law;

  (19)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

  (20)
  Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

  (21)
  filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

  (22)
  bankers' Liens, rights of setoff, Liens arising out of judgments, attachments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (23)
  Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

  (24)
  Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (25)
  grants of software and other technology licenses in the ordinary course of business;

  (26)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (27)
  Liens in favor of the Issuers or any of the Guarantors;

  (28)
  Liens arising under operating agreements, joint venture agreements, partnership agreements, construction agreements, oil and gas leases, farmout agreements, division orders, agreements for the purchase, gathering, processing, treatment, sale, transportation or exchange of

    Hydrocarbons, unitization and pooling designations, declarations, orders and agreements, development agreements, participating agreements, area of mutual interest agreements, gas balancing agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, and other agreements arising in the ordinary course of NGL Energy's or any of its Restricted Subsidiaries' business that are customary in the Permitted Business;

  (29)
  Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of a Permitted Business for gathering, transporting, compressing, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, including entering into Hedging Obligations to support these businesses and the development, manufacture or sale of equipment or technology related to these activities;

  (30)
  Liens arising solely by virtue of any statutory or common law provisions relating to bankers' Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by NGL Energy in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

  (b)
  such deposit account is not intended by NGL Energy or any Restricted Subsidiary to provide collateral to the depository institution;

  (31)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by NGL Energy and its Restricted Subsidiaries in the ordinary course of business;

  (32)
  Liens arising under the indenture in favor of the trustee under the indenture for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness; and

  (33)
  Liens incurred in the ordinary course of business of NGL Energy or any Restricted Subsidiary with respect to obligations at any one time outstanding not to exceed the greater of (a) $75.0 million and (b) 3.25% of the Total Assets of NGL Energy.

        "Permitted Refinancing Indebtedness" means any Indebtedness of NGL Energy or any of its Restricted Subsidiaries, any Disqualified Stock of NGL Energy or any preferred stock of any Restricted Subsidiary (a) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of (clauses (a) and (b), collectively, a "Refinancing," and the term "Refinanced" has a correlative meaning) any other Indebtedness of NGL Energy or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of NGL Energy or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of NGL Energy or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

  (1)
  the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith); and

  (2)
  if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

        Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:

  (i)
  such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;

  (ii)
  if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated or otherwise junior in right of payment to the notes, such Indebtedness (and any related Guarantee), Disqualified Stock or preferred stock is contractually subordinated or otherwise junior in right of payment to, the notes, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

  (iii)
  such Indebtedness or Disqualified Stock is incurred or issued by NGL Energy or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced; provided that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by NGL Energy, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

        Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities shall be subject to the refinancing provision of the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Rating Agency" means each of S&P, Moody's and Fitch, or if (and only if) any of S&P, Moody's or Fitch shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by NGL Energy, which shall be substituted for S&P, Moody's or Fitch, as the case may be.

        "Rating Decline" means a decrease in the rating of the notes by at least two Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories, such as + or – for S&P, and 1, 2, and 3 for Moody's, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB– to B+ will constitute a decrease of one gradation.

        "Registration Rights Agreement" means (1) with respect to the notes issued on the Issue Date, the registration rights agreement dated the Issue Date among the Issuers, the Guarantors on the Issue Date, and the initial purchasers of such notes that are signatories thereto, and (2) with respect to any additional notes, any registration rights agreement among the Issuers and the other parties thereto relating to the registration by the Issuers of such additional notes under the Securities Act.

        "Reporting Default" means a Default described in subclause (b) of clause (5) under "—Events of Default and Remedies."

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of NGL Energy, other than an Unrestricted Subsidiary.

        "S&P" means S&P Global Inc., or any successor to the rating business thereof.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt" means:

  (1)
  all Indebtedness of NGL Energy or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

  (2)
  the notes and any other Indebtedness of NGL Energy or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Note Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

  (i)
  any intercompany Indebtedness of NGL Energy or any of its Subsidiaries to NGL Energy or any of its Affiliates;

  (ii)
  any Indebtedness that is incurred in violation of the indenture; or

  (iii)
  any trade payables or taxes owed or owing by NGL Energy or any of its Restricted Subsidiaries.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of NGL Energy, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

        "Subordinated Debt" means Indebtedness of NGL Energy or a Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto) to the notes or the Note Guarantee of such Guarantor, as applicable.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" of any Person means, as of any date, the amount that, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available; provided, however that such amount shall be adjusted to give pro forma effect to any subsequent Investment, acquisition or disposition of any assets or Person (regardless of whether effected as a merger, purchase or sale of Equity Interests, asset acquisition or disposition or other form of acquisition or disposition) by such Person or any of its Restricted Subsidiaries, including any such Investment, acquisition or disposition that is pending and giving rise to the need to determine the amount of Total Assets, as if such transaction had occurred immediately prior to the end of such most recently ended fiscal quarter.

        "Treasury Management Arrangement" means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

        "Unrestricted Subsidiary" means (i) each of the following Persons so long as it constitutes a Subsidiary of NGL Energy, unless and until designated by the Board of Directors of NGL Energy as a Restricted Subsidiary in compliance with the provisions of the indenture described under the caption "—Covenants—Designation of Restricted and Unrestricted Subsidiaries:" Sawtooth Caverns, LLC and NGL Supply Terminal Solution Mining, LLC and (ii) any Subsidiary of NGL Energy (excluding Finance Corp.) that is designated by the Board of Directors of NGL Energy as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (1)
  except to the extent permitted by subclause (2)(b) of the definition of "Permitted Business Investments," has no Indebtedness other than Non-Recourse Debt owing to any Person other than NGL Energy or any of its Restricted Subsidiaries;

  (2)
  is a Person with respect to which neither NGL Energy nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (3)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of NGL Energy or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation.

        All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that, with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as may be amended or supplemented from time to time, may be used by a broker- dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until August 19, 2020, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all reasonable expenses incident to the exchange offer (including the reasonable expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for new notes in the exchange offer on terms which may differ from those contained in this prospectus and the enclosed letter of transmittal. This prospectus, as may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

        We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder's old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

        We believe that the exchange of old notes for new notes will not be a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder's basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

 LEGAL MATTERS

        The validity of the new notes offered in this exchange offer will be passed on by Hunton Andrews Kurth LLP, Houston, Texas. Certain matters with respect to Colorado law will be passed upon by Arkan Haile, Denver, Colorado, internal counsel to NGL Energy Partners LP. Certain matters with respect to Oklahoma law will be passed upon by Kurston McMurray, Tulsa, Oklahoma, internal counsel to NGL Energy Partners LP. Certain matters with respect to New Mexico law will be passed upon by Brownstein Hyatt Farber Schreck, LLP, Albuquerque, New Mexico. Certain matters with respect to Wyoming law will be passed upon by Holland & Hart LLP, Cheyenne, Wyoming. Certain matters with respect to Alberta law will be passed upon by Norton Rose Fulbright Canada LLP, Calgary, Alberta.

EXPERTS

        The audited consolidated financial statements of NGL Energy Partners LP (the "Partnership") included in the Partnership's Current Report on Form 8-K filed on November 22, 2019 and management's assessment of the effectiveness of internal control over financial reporting of the Partnership incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The audited historical financial statements of Hillstone Environmental Partners, LLC included in Exhibit 99.1 of NGL Energy Partners LP's Current Report on Form 8-K/A dated November 18, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  Dealer Prospectus Delivery Obligation

        Until August 19, 2020, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.